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                                                                     EXHIBIT 4.1

             FIFTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT


         THIS FIFTH AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT (this "Fifth Amendment to Loan Agreement" or this "Fifth Amendment") is entered into on June 5, 1998 between NBD Bank ("NBD" or "Bank"), as lender, with offices at 611 Woodward Avenue, Detroit, Michigan 48226; Universal Standard Healthcare, Inc., formerly known as Universal Standard Medical Laboratories, Inc., a Michigan corporation ("USML"); Universal Standard Healthcare of Michigan, Inc., formerly known as Universal Standard Managed Care of Michigan, Inc., a Michigan corporation ("Michigan Managed Care"); Universal Standard Healthcare of Ohio, Inc., formerly known as Universal Standard Managed Care of Ohio, Inc., an Ohio corporation ("Ohio Managed Care"); Universal Standard Healthcare of Delaware, Inc., formerly known as Universal Standard Managed Care, Inc., a Delaware corporation ("Delaware Managed Care"); T.P.A., Inc., a Michigan corporation ("Processing"); and A/R Credit, Inc., a Michigan corporation ("AR Credit"), all of whose addresses are 26500 Northwestern Highway, Southfield, Michigan 48076.


                                    RECITALS

   This Fifth Amendment to Loan Agreement is based on the following recitals ("Recitals"), which are incorporated into and made a part of this Fifth
Amendment:

         1. USML, Delaware Managed Care, Ohio Managed Care, Michigan Managed Care, Processing, AR Credit (each, an "Obligor" and collectively, the "Obligors"), and NBD are parties to a Revolving Credit and Loan Agreement dated April 30, 1997, as amended by a First Amendment to Revolving Credit and Loan Agreement dated September 26, 1997, by a Second Amendment to Revolving Credit and Loan Agreement dated November 30, 1997, by a Third Amendment to Revolving Credit and Loan Agreement dated February 2, 1998, and by a Fourth Amendment to Revolving Credit and Loan Agreement dated March 12, 1998 (as amended, and as may be further amended or restated from time to time, the "Loan Agreement"). In addition to the Loan Agreement, Bank and Obligors are parties to various other loan and security documents and guaranties more particularly described in or executed in connection with the Loan Agreement (which are defined as the "Loan Documents" in the Loan Agreement). Capitalized terms used but not defined in this Fifth Amendment have the same meanings given to those terms in the Loan Documents.

         2. USML has advised NBD that it wants to enter into a transaction (the "Kaufmann Transaction") with Kaufmann Fund, Inc. ("Kaufmann") as follows:
    (i) the issuance by USML to Kaufmann of 500,000 shares of common stock, at a purchase price of $2.50 per share (the "Kaufmann Stock Purchase"); (ii) the grant by USML to Kaufmann of an option to exchange, prior to December 31, 1998, up to $2,500,000 in principal amount of debentures for common stock, valued at $2.50 per share or such lower price at which USML hereafter issues



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    common stock or rights to acquire the same; (iii) the grant by USML to
    Kaufmann of preemptive rights expiring on December 31, 1998 and (iv) the agreement by USML to issue additional shares of common stock to Kaufmann in the event that USML, prior to December 31, 1998, issues any additional shares of common stock, or rights to acquire the same, at a price less than $2.50 per share. The Kaufmann Stock Purchase is a Capital Transaction, and under the terms of the Loan Documents the $1,250,000 in proceeds from the Kaufmann Stock Purchase must be used by USML to prepay the Term Loan. The Obligors have requested that, notwithstanding the terms of the Loan Documents, they be allowed to use the proceeds from the Kaufmann Stock Purchase to pay managed care claims.

         3. Obligors have requested and, subject to the terms hereof, Bank has agreed to amend the Loan Agreement as set forth in this Fifth Amendment.


                                    AGREEMENT

         Based on the foregoing Recitals (which are incorporated herein as representations, warranties, acknowledgments and agreements of the parties, as the case may be) and for other good and valuable consideration, the receipt and adequacy of which is mutually acknowledged by the parties hereto, Obligors and Bank agree as follows:

         A. Notwithstanding anything to the contrary contained in the Loan Documents, the Obligors may use the net proceeds from the Kaufmann Stock Purchase to pay managed care claims if no Event of Default or Default exists on the date of the closing of the Kaufmann Stock Purchase and if the closing of the Kaufmann Stock Purchase occurs on or before June 10, 1998. The fact that NBD has consented to the $1,250,000 in proceeds from the Kaufmann Stock Purchase not paying down the Term Loan and being used to pay managed care claims does not in any way create any obligation on NBD's part, or right or expectation of any of the Obligors, that NBD will make any similar agreements in the future.

         B. The Additional Facility Fee is amended to provide that it is due and payable in full on the date of this Fifth Amendment and must be paid in full on the date of the Fifth Amendment. The Additional Facility Fee is fully earned by NBD on the date of the Fifth Amendment and need not be refunded regardless of whether or not the Term Loan is paid in full on or before July 15, 1998.

         C. To the extent required under the Loan Documents, NBD consents to the Kaufmann Transaction.




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         D. In addition to the Defaults and Events of Default set forth in the
    Loan Documents, it is an Event of Default under the Loan Documents (for which there is no cure period) if on or before June 18, 1998 USML has not executed and delivered to NBD warrant agreements and other related documents satisfactory in form and substance to NBD in its sole and absolute discretion (collectively, the "Warrant Documents"). The Warrant Documents will contain customary provisions with respect to matters such as anti-dilution and cashless exercise and will provide for, among other things, the right of NBD to purchase 35,000 shares (the "35,000 Share Warrant") and an additional 65,000 shares (the "65,000 Share Warrant") of the common stock of USML at a purchase price of $2.50 per share for a period expiring on the third anniversary of the date of this Fifth Amendment, with obligations on the part of USML to register NBD's sale of such shares or, at NBD's option, for NBD to have the right to put the Warrants to USML as follows: with respect to 35,000 Share Warrant, for a price equal to 35,000 multiplied by the then current trading price of the common stock of USML (determined by calculating the average closing price for the five trading days immediately preceding the exercise of the put), less the $87,500 aggregate exercise price with respect to the 35,000 Share Warrant, and with respect to the 65,000 Share Warrant, for a price equal to 65,000 multiplied by the then current trading price of the common stock of USML (determined by calculating the average closing price for the five trading days immediately preceding the exercise of the put), less the $162,500 aggregate exercise price with respect to the 65,000 Share Warrant. Notwithstanding the foregoing, NBD may not exercise its rights with respect to the 65,000 Share Warrant until after December 4, 1998 and, if USML sells all of its laboratory operations on terms and conditions reasonably satisfactory to NBD on or before December 4, 1998, then the 65,000 Share Warrant shall be null and void and of no further force or effect.

         E. Within 30 days after the earlier of (1) any Obligor's receipt of any proceeds of any Capital Transaction (other than Kaufmann Stock Purchase) or
    (2) July 15, 1998, NBD and the Obligors agree to meet to discuss and attempt to agree on amending and resetting the financial covenants through the latest maturity date of any of the Loans. If for any reason NBD and the Obligors are unable to agree on the amended and reset financial covenants within the 30 day period referred to in the immediately preceding sentence, then such event constitutes an Event of Default under all of the Loan Documents for which there is no cure period.

         F. From and after the date of this Fifth Amendment, references in the Loan Documents (i) to the "Loan Agreement" are to be treated as referring to the Loan Agreement as amended by this Fifth Amendment; (ii) to "obligations" and "Obligations" are to be treated as referring to all indebtedness and obligations referred to in this Fifth Amendment; and (iii) to "Loan Documents" includes, without limitation, the Warrant Documents.

         G. Prior to or simultaneously with execution and delivery of this Fifth



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    Amendment, Obligors must cause to be executed and delivered to Bank such financing statements, resolutions and other agreements that Bank may require to effectuate the transactions contemplated by this Fifth Amendment. Obligors must pay all costs and expenses (including attorneys' fees) incurred by Bank in connection with this Fifth Amendment.

         H. Obligors expressly acknowledge and agree that all collateral security and security interests, liens, pledges, guaranties, and mortgages heretofore or hereafter granted Bank including, without limitation, such collateral, security interests, liens, pledges, and mortgages granted under the Loan Documents, extend to and cover all of each Obligor's Obligations to Bank, now existing or hereafter arising including, without limitation, those arising in connection with this Fifth Amendment and under all guaranty agreements now or in the future given by one or more of the Obligors in Bank's favor, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are ratified, reaffirmed, confirmed and approved.

         I.       Obligors represent and warrant to NBD that:

                  (1) (a) The execution, delivery and performance of this Fifth Amendment by the Obligors and all agreements and documents delivered by Obligors in connection with this Fifth Amendment have been duly authorized by all necessary corporate or other organizational action and does not and will not require any consent or approval of its stockholders or members, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation, articles of organization, or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its properties may be bound or affected.

                           (b) No authorization, consent, approval, license, exemption of or1 filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Obligors of this Fifth Amendment and all agreements and documents delivered in connection with this Fifth Amendment.

                           (c) This Fifth Amendment and all agreements and documents delivered by Obligors in connection with this Fifth Amendment are the legal, valid and binding obligations of Obligors enforceable against each of them in accordance with the terms thereof.

                  (2) After giving effect to the amendments contained in this Fifth Amendment, all of the representations and warranties contained in the Loan Documents are true



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    and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  (3) Obligors's financial statements furnished to NBD, fairly present Obligors's financial condition as at such dates and the results of Obligors's operations for the periods indicated, all in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of the last such financial statement there has been no material adverse change in such financial condition.

                  (4) After giving effect to this Fifth Amendment no Default or Event of Default has occurred and is continuing or will exist on the date of this Fifth Amendment under the Loan Agreement or any of the other Loan Documents.

         J. The terms and provisions of this Fifth Amendment amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Fifth Amendment, all of the other terms and conditions of the Loan Agreement and the other Loan Documents (including all guaranties, which, without limitation, extend to and cover the Obligations arising in connection with the Lease Transactions and the Lease Documents) remain in full force and effect and are hereby ratified, reaffirmed, confirmed, and approved.

         K. If there is an express conflict between the terms of this Fifth Amendment to Loan Agreement and the terms of the Loan Agreement or the other Loan Documents, the terms of this Fifth Amendment govern and control.

         L. This Fifth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument.

         M. If customers, buyers, investors, potential alternative financing sources or other parties make inquiry of NBD as to the current lending relationship among NBD and any one or more of the Obligors, the Obligors agree that NBD may refer such inquiries to the Obligors.

         N. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
    CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         O. There are no promises or inducements which have been made to any



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    signatory hereto to cause such signatory to enter into this Fifth Amendment other than those which are set forth in this Fifth Amendment.

         P. RELEASE. AS OF THE DATE HEREOF EACH OBLIGOR REPRESENTS AND WARRANTS THAT IT IS UNAWARE OF, AND POSSESSES, NO CLAIMS OR CAUSES OF ACTION AGAINST NBD. NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, EACH OBLIGOR INDIVIDUALLY, JOINTLY, SEVERALLY, AND JOINTLY AND SEVERALLY, EACH OF THEIR EMPLOYEES, AGENTS, EXECUTORS (TO THE EXTENT PERMITTED BY APPLICABLE LAW WITH RESPECT TO EMPLOYEES, AGENTS, AND EXECUTORS), SUCCESSORS AND ASSIGNS HEREBY RELEASE NBD, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FORGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY NBD UNDER THE LOAN DOCUMENTS, AND THE BUSINESS RELATIONSHIP WITH NBD.

         Q. WAIVER OF JURY TRIAL AND ACKNOWLEDGMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. NBD AND OBLIGORS EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN ANY OF THE PARTIES.
     NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF
    THIS WAIVER OF JURY TRIAL UNLESS SUCH



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         RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY
         TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

NBD BANK


By: /s/ Robert B. Greene
   ----------------------------------------
         Robert B. Greene
         First Vice President


UNIVERSAL STANDARD
HEALTHCARE, INC.


By:  /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker
         Vice President Finance and Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF MICHIGAN, INC.


By: /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker, Treasurer


UNIVERSAL STANDARD HEALTHCARE
OF OHIO, INC.


By: /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker, Treasurer

[Signatures continued on following page]




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[Signature continued from preceding page]


UNIVERSAL STANDARD HEALTHCARE
OF DELAWARE, INC.


By: /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker, Treasurer


A/R CREDIT, INC.


By: /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker, Treasurer


T.P.A., INC.


By: /s/ Alan S. Ker
   ----------------------------------------
         Alan S. Ker, Treasurer








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